As filed with the Securities and Exchange Commission on March 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dyne Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4883909
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1560 Trapelo Road Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

2024 Inducement Stock Incentive Plan, as amended

(Full Title of the Plan)

John G. Cox

President and Chief Executive Officer

1560 Trapelo Road

Waltham, Massachusetts 02451

(Name and Address of Agent for Service)

(781) 786-8230

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2024 Inducement Stock Incentive Plan, as amended (the “2024 Plan”) of Dyne Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering an additional 1,000,000 shares of Common Stock, $0.0001 par value per share, of the Registrant issuable under the 2024 Plan. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-279070, relating to the 2024 Plan filed by the Registrant with the Securities and Exchange Commission on May 2, 2024.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 21, 2020).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-K, filed with the Securities and Exchange Commission on March 2, 2023).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature pages of this registration statement).

99.1*	2024 Inducement Stock Incentive Plan, as amended.

107*	Filing Fees Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on this 27th day of March, 2025.

DYNE THERAPEUTICS, INC.

By:	/s/ John G. Cox
John G. Cox
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Dyne Therapeutics, Inc., hereby severally constitute and appoint John G. Cox and Richard Scalzo, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Dyne Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John G. Cox John G. Cox	President, Chief Executive Officer and Director (principal executive officer)	March 27, 2025

/s/ Richard Scalzo Richard Scalzo	Senior Vice President, Head of Finance and Administration (principal financial and accounting officer)	March 27, 2025

/s/ Jason Rhodes	Director and Chairman of the Board	March 27, 2025
Jason Rhodes

/s/ Ed Hurwitz	Director	March 27, 2025
Ed Hurwitz

/s/ Carlo Incerti, M.D.	Director	March 27, 2025
Carlo Incerti, M.D.

/s/ Dirk Kersten	Director	March 27, 2025
Dirk Kersten

/s/ David Lubner	Director	March 27, 2025
David Lubner

/s/ Catherine Stehman-Breen, M.D.	Director	March 27, 2025
Catherine Stehman-Breen, M.D.